UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2004

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2004, the registrant entered into an employment agreement with Stanley J. Calderon, its President and CEO. The agreement provides for his employment for a three-year term at a salary of $450,000 and the granting of stock options. A copy of the Agreement is attached as Exhibit 99 to this Report on Form 8-K and is incorporated into this item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, Stanley J. Calderon, President and CEO of the registrant, was appointed to the Board of Directors of the registrant to fill one of the vacant seats. Mr. Calderon’s term will expire at the annual meeting of the registrant’s shareholders in 2006.

Mr. Calderon has also been appointed to the Executive Committee of the Board of Directors of the registrant. Mr. Calderon does not have a direct or indirect material interest in any transaction with the registrant required to be disclosed pursuant to Item 404(a) of Regulation S-K. There was no arrangement or understanding between Mr. Calderon and any other person pursuant to which Mr. Calderon was elected to the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

November 22, 2004	By:	Donald J. Straka

Name: Donald J. Straka
Title: Senior Vice President and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99	Employment Agreement